CARDTRONICS ANNOUNCES SECOND QUARTER 2020 RESULTS
Strong Recent Transaction Recovery in the United States
Key New Retail and Financial Institution Relationships Announced
Accelerated Transaction Growth with Fintech Partners
HOUSTON, August 6, 2020 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended June 30, 2020.
“We continue to see a recovery in transaction levels across our geographies, with same-store withdrawals in the U.S., our largest market, near prior year levels for the months of June and July,” said Ed West, CEO of Cardtronics. “Cash in circulation continues to grow to record levels, and in the last two months, cash dispensed from our ATMs in the U.S. increased year-over-year by double-digit percentages. Cash continues to be resilient, and there is tremendous value in our trusted platform and proprietary solutions for our financial institution, Fintech, and retail partners.”
“I believe this period will serve as an inflection point from which Cardtronics will emerge uniquely positioned to gain transaction share and grow revenues and profits. During the second quarter, we secured several major partnerships with retailers and financial institutions, demonstrating the increasing importance of our unique business model and the value of our trusted network. Our end-to-end proprietary platform continues to drive new business opportunities with financial institutions and Fintechs, providing customized, scalable, and cost-effective cash solutions that financial partners want and consumers need. As the fallout from the pandemic unfolds, and the trend of bank branch transformation accelerates, many leading retail banks have stated that they expect to reduce their physical footprints even more, making Cardtronics ideally positioned to capitalize on the transformational changes occurring in retail consumer finance,” concluded West.
Second Quarter 2020 Financial Highlights:
While the Company has recently seen transaction recoveries across its geographies, the second quarter results were significantly impacted by the COVID-19 pandemic largely due to shelter-in-place orders, which resulted in lower transaction levels.
•Total revenues of $233.2 million, down 31.6% from $340.8 million in the prior year, and down 30.5% on a constant-currency basis.
•ATM operating revenues of $222.8 million, down 31.0% from $323.1 million in the prior year, and down 29.9% on a constant-currency basis.
•GAAP Net Loss of $1.9 million, or $0.04 per diluted share, compared to Net Income of $10.5 million, or $0.22 per diluted share in the prior year.
•Adjusted Net Income per diluted share of $0.13 compared to $0.69 in the prior year.
•Adjusted EBITDA of $46.7 million, down 42.9% from $81.7 million in the prior year, and down 42.1% on a constant-currency basis.
•Adjusted EBITDA margin of 20.0% compared to 24.0% in the prior year.
•Cash flows from operating activities of $88.7 million compared to $77.0 million in the prior year driven by an increase in restricted cash and corresponding settlement liabilities.
•Adjusted free cash flow of $38.2 million compared to $50.1 million in the prior year.

Recent Business Highlights:
•Continued to add new issuers to the Allpoint Network, including a new partnership with KeyBank, a top 20 U.S. retail debit issuer. The Allpoint Network now counts 7 of the top 20 retail banks as partners.
•New partnership with a leading Canadian grocer, Sobeys, to place over 500 ATMs.
•Allpoint agreements signed with 13 new partners, including a significant Fintech.
•Continued growth in bank branding, with new and expanded agreements to brand over 900 additional locations with 24 different partners in the U.S.
•New managed services agreement with Triodos Bank in Spain to fully outsource ATM operations at branch locations in major cities.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Free Cash Flow, Net Debt and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.
The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.
Conference Call Information
The Company will host a conference call today, August 6, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to provide a business update and near-term expectations and to discuss its financial results for the quarter ended June 30, 2020.

To access the call, please call the conference call operator at (877) 303-9205 or the alternate dial-in at (760) 536-5226, 15 minutes prior to the scheduled start time, and request connection to the "Cardtronics Second Quarter 2020 Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics' website at www.cardtronics.com.
Additional detailed disclosures regarding the Company’s quarterly performance and recent impacts of the COVID-19 pandemic have been included in the Earnings Supplement, which is available on the Company’s website.

A digital replay of the conference call will be available through Thursday, August 13, 2020, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 1662979 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through September 4, 2020. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.
About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

Contact Information

Investor Relations Brad Conrad 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston 832-308-4000 corporatecommunications@cardtronics.com

Cautionary Statement Regarding Forward-Looking Statements
This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.
Disclosure of Non-GAAP Financial Information
In order to assist readers of our consolidated financial statements in understanding the operating results that Management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. In addition, Management presents Net Debt as a measure of our financial condition. Management believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance, financial condition and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation.
The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.

The Company is unable to reconcile the forward-looking non-GAAP measures, Adjusted EBITDA and Adjusted EBITDA margin, discussed during today’s Second Quarter 2020 Earnings Conference Call because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the significance of the unavailable information; however, the GAAP measures could be materially different than the non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA adds net interest expense, income tax expense (benefit), depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses, (if applicable in a particular period), our obligation for the payment of income taxes, net interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate
Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, deferred financing costs and note discount, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately (3.8)% and 18.5% for the three and six months ended June 30, 2020, and 22.7% and 23.2% for the three and six months ended June 30, 2019 respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain financing activities and other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.
Net Debt
Net Debt represents the principal amount of current and long-term debt outstanding less cash and cash equivalents. The carrying value of current and long-term debt is reconciled to the principal amount by adding the unamortized debt issuance costs and discounts.
Constant-Currency
Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change

Revenues:
ATM operating revenues	$222,824	$323,081	(31.0)%	$514,678	$625,683	(17.7)%
ATM product sales and other revenues	10,368	17,740	(41.6)	25,116	33,408	(24.8)
Total revenues	233,192	340,821	(31.6)	539,794	659,091	(18.1)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	151,084	208,081	(27.4)	344,749	414,239	(16.8)
Cost of ATM product sales and other revenues	7,623	14,301	(46.7)	19,680	26,226	(25.0)
Total cost of revenues	158,707	222,382	(28.6)	364,429	440,465	(17.3)
Operating expenses:
Selling, general, and administrative expenses	32,858	41,995	(21.8)	75,236	85,655	(12.2)
Restructuring expenses	3,340	3,463	(3.6)	4,549	3,463	31.4
Depreciation and accretion expense	32,072	33,205	(3.4)	64,283	66,178	(2.9)
Amortization of intangible assets	8,849	12,591	(29.7)	17,262	25,003	(31.0)
Loss on disposal and impairment of assets	112	1,496	(92.5)	1,033	2,464	(58.1)
Total operating expenses	77,231	92,750	(16.7)	162,363	182,763	(11.2)
(Loss) income from operations	(2,746)	25,689	n/m	13,002	35,863	(63.7)
Other expenses (income):
Interest expense, net	8,809	6,871	28.2	15,230	13,514	12.7
Amortization of deferred financing costs and note discount	4,399	3,330	32.1	7,885	6,622	19.1
Loss on extinguishment of convertible notes	3,018	—	n/m	3,018	—	n/m
Other (income) expenses	(6,364)	1,456	n/m	(2,535)	(5,751)	n/m
Total other expenses	9,862	11,657	(15.4)	23,598	14,385	64.0
(Loss) income before income taxes	(12,608)	14,032	n/m	(10,596)	21,478	n/m
Income tax (benefit) expense	(10,687)	3,565	n/m	(14,424)	6,694	n/m
Effective tax rate	84.8%	25.4%		136.1%	31.2%
Net (loss) income	(1,921)	10,467	n/m	3,828	14,784	(74.1)
Net income (loss) attributable to noncontrolling interests	1	(4)	n/m	(5)	(6)	n/m
Net (loss) income attributable to controlling interests and available to common shareholders	$(1,922)	$10,471	n/m	$3,833	$14,790	n/m

Net (loss) income per common share – basic	$(0.04)	$0.23		$0.09	$0.32
Net (loss) income per common share – diluted	$(0.04)	$0.22	(118.2)	$0.08	$0.32

Weighted average shares outstanding – basic	44,465,183	46,180,161		44,597,504	46,201,842
Weighted average shares outstanding – diluted	44,465,183	46,601,488		45,441,787	46,620,147

Condensed Consolidated Balance Sheets
As of June 30, 2020 and December 31, 2019
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,292	$30,115
Accounts and notes receivable, net	78,882	95,795
Inventory, net	10,869	10,618
Restricted Cash	84,372	87,354
Prepaid expenses, deferred costs, and other current assets	85,960	84,639
Total current assets	471,375	308,521
Property and equipment, net	415,734	461,277
Operating lease assets	61,544	76,548
Intangible assets, net	93,952	113,925
Goodwill	729,740	752,592
Deferred tax asset, net	15,585	13,159
Prepaid expenses, deferred costs, and other noncurrent assets	21,509	37,936
Total assets	$1,809,439	$1,763,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$118,383	$—
Current portion of other long-term liabilities	61,923	53,144
Accounts payable and other accrued liabilities	343,607	381,240
Total current liabilities	523,913	434,384
Long-term liabilities:
Long-term debt	774,713	739,475
Asset retirement obligations	52,794	55,494
Deferred tax liability, net	40,596	46,878
Operating lease liabilities	58,414	69,531
Other long-term liabilities	50,920	37,870
Total liabilities	1,501,350	1,383,632
Shareholders' equity	308,089	380,326
Total liabilities and shareholders’ equity	$1,809,439	$1,763,958

Selected Balance Sheet Detail:

Current and Long-Term Debt:	June 30, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Revolving credit facility due September 2024	$—	$167,227
Term Loan Facility due June 2027 (1)	482,844	—
5.50% Senior Notes due May 2025 (2)	296,869	296,545
1.00% Convertible senior notes due December 2020 (3)	113,383	275,703
Total Current and Long-term Debt	893,096	739,475
Less: Current portion	(118,383)	—
Total Long-term debt	$774,713	$739,475

Net Debt:	June 30, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Total Current and Long-term Debt	$893,096	$739,475
Add: Unamortized discounts and capitalized debt issuance costs	22,472	15,252
Less: Cash and cash equivalents	(211,292)	(30,115)
Net Debt	$704,276	$724,612

(1)  The Term Loan Facility due June 2027 (the "Term Loan") with a face value of $500.0 million is presented net of unamortized discounts and capitalized debt issuance costs of $17.2 million as of June 30, 2020. Mandatory payments in the next twelve months total $5.0 million and are presented in the Current portion of long-term debt line of the Company's Consolidated Balance Sheet as of June 30, 2020. The Company issued the Term Loan during the quarter ended June 30, 2020 and a portion of the proceeds were used to repay outstanding borrowings under the Company’s revolving credit facility.
(2) The 5.50% Senior Notes due May 2025 with a face value of $300.0 million are presented net of unamortized capitalized debt issuance costs of $3.1 million and $3.5 million as of June 30, 2020 and December 31, 2019, respectively.
(3)The 1.00% Convertible Senior Notes due December 2020 (the "Convertible Notes") with a face value of $115.6 million and $287.5 million as of June 30, 2020 and December 31, 2019, respectively, are presented net of unamortized discounts and capitalized debt issuance costs of $2.2 million and $11.8 million as of June 30, 2020 and December 31, 2019, respectively. These notes are presented in the Current portion of long-term debt line of the Company's Consolidated Balance Sheet as of June 30, 2020. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Notes was recorded as additional paid-in capital within Shareholders' equity at issuance. The Convertible Notes are being accreted over the term of the notes to the outstanding principal amount of $115.6 million. During the quarter ended June 30, 2020, the Company repurchased and cancelled $171.9 million in principal amount of Convertible Notes.

Reconciliation of Net (Loss) Income Attributable to Controlling Interests and Available to Common
Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income attributable to controlling interests and available to common shareholders	$(1,922)	$10,471	$3,833	$14,790
Adjustments:
Interest expense, net	8,809	6,871	15,230	13,514
Amortization of deferred financing costs and note discount	4,399	3,330	7,885	6,622
Loss on extinguishment of convertible notes	3,018	—	3,018	—
Income tax (benefit) expense	(10,687)	3,565	(14,424)	6,694
Depreciation and accretion expense	32,072	33,205	64,283	66,178
Amortization of intangible assets	8,849	12,591	17,262	25,003
EBITDA	$44,538	$70,033	$97,087	$132,801

Add back:
Loss on disposal and impairment of assets	112	1,496	1,033	2,464
Other (income) expenses (1)	(6,364)	1,456	(2,535)	(5,751)
Noncontrolling interests (2)	15	16	28	31
Share-based compensation expense	5,029	5,250	10,222	9,734
Restructuring expenses (3)	3,340	3,463	4,549	3,463
Adjusted EBITDA	$46,670	$81,714	$110,384	$142,742
Less:
Depreciation and accretion expense (4)	32,072	33,205	64,283	66,178
Interest expense, net	8,809	6,871	15,230	13,514
Adjusted pre-tax income	5,789	41,638	30,871	63,050
Income tax (benefit) expense (5)	(219)	9,452	5,700	14,634
Adjusted Net Income	$6,008	$32,186	$25,171	$48,416

Adjusted Net Income per share – basic	$0.14	$0.70	$0.56	$1.05
Adjusted Net Income per share – diluted (6)	$0.13	$0.69	$0.55	$1.04

Weighted average shares outstanding – basic	44,465,183	46,180,161	44,597,504	46,201,842
Weighted average shares outstanding – diluted (6)	45,080,873	46,601,488	45,441,787	46,620,147

(1) Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(2) Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of the Company's Mexican subsidiaries.
(3) For the three and six months ended June 30, 2020, our restructuring expenses included costs incurred in conjunction with facility closures, workforce reductions and other related charges. For the three and six months ended June 30, 2019, our restructuring expenses included professional fees and costs incurred in conjunction with facility closures and workforce reductions.
(4) Amounts exclude a portion of the expenses incurred by one of the Company's Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(5) For the three and six month periods ended June 30, 2020, the non-GAAP tax rates used to calculate Adjusted Net Income were (3.8)% and 18.5%, respectively. For the three and six month periods ended June 30, 2019, the non-GAAP tax rates used to calculate Adjusted Net Income were 22.7% and 23.2%, respectively. These figures represent the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.
(6) During the three months ended June 30, 2020, the Company reported a positive Adjusted Net Income. The shares used to calculate Adjusted Net Income per diluted share, for the three months ended June 30, 2020, are different than the diluted shares used to calculate the GAAP net loss per diluted share. The Adjusted Net Income per diluted share is calculated using the weighted average diluted shares that would have been used to calculate the GAAP Net Income per dilutive share if a positive GAAP Net Income amount had been reported during the three months ended June 30, 2020.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	June 30,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$222,824	$3,624	$226,448	$323,081	(31.0)%	(29.9)%
ATM product sales and other revenues	10,368	196	10,564	17,740	(41.6)	(40.5)
Total revenues	$233,192	$3,820	$237,012	$340,821	(31.6)%	(30.5)%

	Six Months Ended
	June 30,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$514,678	$7,194	$521,872	$625,683	(17.7)%	(16.6)%
ATM product sales and other revenues	25,116	331	25,447	33,408	(24.8)	(23.8)
Total revenues	$539,794	$7,525	$547,319	$659,091	(18.1)%	(17.0)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization
of Intangible Assets to Adjusted Gross Profit
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total revenues	$233,192	$340,821	$539,794	$659,091
Total cost of revenues (1)	158,707	222,382	364,429	440,465
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	32,848	37,975	64,042	74,994
Gross profit (inclusive of depreciation, accretion, and amortization of intangible assets)	41,637	80,464	111,323	143,632
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	17.9%	23.6%	20.6%	21.8%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	32,848	37,975	64,042	74,994
Adjusted Gross Profit (exclusive of depreciation, accretion, and amortization of intangible assets)	$74,485	$118,439	$175,365	$218,626
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	31.9%	34.8%	32.5%	33.2%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income
per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$46,670	$639	$47,309	$81,714	(42.9)%	(42.1)%

Adjusted Net Income	$6,008	$(162)	$5,846	$32,186	(81.3)%	(81.8)%

Adjusted Net Income per share – diluted (2)	$0.13	$—	$0.13	$0.69	(81.2)%	(81.2)%

	Six Months Ended
	June 30,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$110,384	$1,453	$111,837	$142,742	(22.7)%	(21.7)%

Adjusted Net Income	$25,171	$138	$25,309	$48,416	(48.0)%	(47.7)%

Adjusted Net Income per share – diluted (2)	$0.55	$0.01	$0.56	$1.04	(47.1)%	(46.2)%

(1)As reported on the schedule entitled Reconciliation of Net (Loss) Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,080,873 and 46,601,488 for the three months ended June 30, 2020 and 2019, respectively, and 45,441,787 and 46,620,147 for the six months ended June 30, 2020 and 2019, respectively. The shares used to calculate Adjusted Net Income per diluted share, for the three months ended June 30, 2020, are different than the diluted shares used to calculate the GAAP net loss per diluted share. The Adjusted Net Income per diluted share is calculated using the weighted average diluted shares that would have been used to calculate the GAAP Net Income per dilutive share if a positive GAAP Net Income amount had been reported during the three months ended June 30, 2020.

Reconciliation of Adjusted Free Cash Flow
For the Three and Six Months Ended June 30, 2020 and 2019
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$88,731	$77,035	$89,851	$55,230
Restricted cash settlement activity (1)	(39,126)	(1,167)	745	70,354
Adjusted net cash provided by operating activities	49,605	75,868	90,596	125,584
Net cash used in investing activities, excluding acquisitions (2)	(11,375)	(25,746)	(29,804)	(55,053)
Adjusted free cash flow	$38,230	$50,122	$60,792	$70,531

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a quarter ends.

(2)Capital expenditure amounts include payments made for property and equipment, exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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